Exhibit 10.73
FIRST AMENDMENT TO THE SELLER NOTE SECURITIES PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO THE SELLER NOTE SECURITIES PURCHASE AGREEMENT (the “Amendment”) is made effective as of June 30, 2006 between Alion Science and Technology Corporation, a Delaware corporation (the “Company”), and Illinois Institute of Technology, an Illinois not-for-profit corporation (“IIT”).
     WHEREAS, the Company and IIT Research Institute, an Illinois not-for-profit corporation affiliated with and controlled by IIT (“IITRI”) entered into that certain Seller Note Securities Purchase Agreement dated as of the 20th day of December 2002 (the “Seller Note Securities Purchase Agreement”), pursuant to which the Company issued to IITRI its 6% junior subordinated promissory note (the “Seller Note”) in the principal amount of Thirty-Nine Million Nine Hundred Thousand United States Dollars ($39.9 million) and warrants to purchase One Million Eighty Thousand Four Hundred Thirty-Six and Eight-Tenths (1,080,436.8) shares of the Company’s $0.01 par value per share common stock (“Common Stock”);
     WHEREAS, as of July 1, 2004, IITRI transferred to IIT all its rights and interests in the Seller Note Securities Purchase Agreement;
     WHEREAS, the Company and IIT desire to amend Sections 2 and 10.1 of the Seller Note Securities Purchase Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:
     1. Amendments to the Seller Note Securities Purchase Agreement.
          (a) Authorization of Securities Section 2 of the Seller Note Securities Purchase Agreement is hereby deleted and replaced in its entirety with the following:
          “Authorization of Securities; etc.
          (a) The Company has authorized the issue of its 6% Junior Subordinated Notes due December 20, 2010 (herein, together with any notes issued in exchange thereof or replacement thereof, called the “Notes”) in the aggregate principal amount of $39,900,000 (the “Original Principal Amount”). The Notes are to be substantially in the form of Exhibit 2(a) attached hereto.
          (b) The Company has authorized the issue of its warrants evidencing rights to purchase 1,080,436.8 shares of its Common Stock (subject to adjustment) (herein, together with any warrants issued in exchange therefor or replacement thereof, called the “Warrants”). The Warrants are to be substantially in the form of Exhibit 2(b) attached hereto.

          (c) Interest on the Notes shall accrue at 6% per annum computed on the actual number of days elapsed in any year (based on a year of twelve 30-day months and a 360 day year). Beginning December 20, 2002 and through and including the fourth anniversary of the Closing Date, interest on the Notes will be payable quarterly in arrears in the form of non-compounding payment-in-kind notes (“PIK Notes”). The PIK Notes are to be substantially in the form of Exhibit 2(c) attached hereto. During the period beginning the day after the fourth anniversary of the Closing Date through and including the day which is the sixth anniversary of the Closing Date, interest on the Notes will be payable quarterly in arrears in the form of compounding payment-in-kind notes (“Compounding PIK Notes”). The Compounding PIK Notes are to be substantially in the form of Exhibit 2(d) attached hereto. Interest paid in PIK Notes will not be compounded and PIK Notes will therefore be non-interest bearing obligations, payable as provided in the PIK Notes in two equal installments on the seventh and eighth anniversaries of the Closing Date. Interest paid in Compounding PIK Notes during the period beginning after the fourth anniversary of the Closing Date through and including the sixth anniversary of the Closing Date will be compounded as follows:
              (i) Interest paid in Compounding PIK Notes during the period beginning the day after the fourth anniversary of the Closing Date through and including the fifth anniversary of the Closing Date (the “Fifth Year”) will be paid at a rate of 6% per annum on the Original Principal Amount plus additional interest at a rate of 6% per annum payable on the interest payable on the Original Principal Amount during the immediately preceding twelve months (which yields an effective rate of interest accrual of 6.36% during the Fifth Year); and
              (ii) Interest paid in Compounding PIK Notes during the period beginning the day after the fifth anniversary of the Closing Date through and including the sixth anniversary of the Closing Date (the “Sixth Year”) will be paid at a rate of 6% per annum on the Original Principal Amount plus additional interest at a rate of 6% per annum payable on the interest payable on the Original Principal Amount during the immediately preceding twenty-four months (which yields an effective rate of Interest accrual of 6.7416% during the Sixth Year).
          For the avoidance of doubt, beginning with the day after the sixth anniversary of the Closing Date through and including the Maturity Date, interest on the Notes will no longer compound in any case. Beginning with the day after the sixth anniversary of the Closing Date through and including the Maturity Date, interest on the Notes shall be payable quarterly, in cash at a rate of 16% per annum computed on the actual number of days elapsed in any year (based upon a year of twelve 30-day months and a 360 day year). The first installment of interest on the Notes is payable on March 31, 2003, and thereafter interest is payable on the Notes, quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing March 31, 2003 and on the Maturity Date. In no event shall the amount paid or agreed to be paid by the Company as interest on any Note exceed the highest lawful rate permissible under any law applicable thereto.

          (d) The Original Principal Amount and interest accrued in the form of the PIK Notes and the Compounding PIK Notes are payable as provided in the Notes in two equal installments on the seventh and eighth anniversaries of the Closing Date.”
          (b) Definitions. Section 10.1 of the Seller Note Securities Purchase Agreement is hereby amended by deleting the following defined terms in their entirety and replacing them with the following:
          “Bank Credit Agreement” means the Term B Senior Credit Agreement dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005, that certain Incremental Term Loan Assumption Agreement and Amendment No. 2 dated as of March 24, 2006 and that certain Incremental Term Loan Assumption Agreement and Amendment No. 3 dated as of June 30, 2006.
          “Notes” shall mean the Company’s 6% junior subordinated promissory note issued pursuant to this Agreement, together with any notes issued in exchange therefor or replacement thereof, and the PIK Notes and the Compounding PIK Notes.”
          “PIK Notes” shall have the meaning assigned to such term in Section 2(c) of this Agreement.
          (c) Definitions. Section 10.1 of the Seller Note Securities Purchase Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order therein:
          “Compounding PIK Notes” shall have the meaning assigned to such term in Section 2(c) of this Agreement.
          “Fifth Year” shall have the meaning assigned to such term in Section 2(c)(i) of this Agreement.
          “Maturity Date” shall mean December 20, 2010.
          “Original Principal Amount” shall have the meaning assigned to such term in Section 2(a) of this Agreement.
          “Sixth Year” have the meaning assigned to such term in Section 2(c)(ii) of this Agreement..”
     2. Remainder of the Amended Seller Warrant Agreement Not Affected. Except as set forth in Section 1 hereof, the terms and provisions of the Seller Note Securities Purchase Agreement remain in full force and effect without change, amendment, waiver or modification.
     3. Ratification. As modified hereby, the Seller Note Securities Purchase Agreement and its terms and provisions are hereby ratified for all purposes and in all respects.

     4. Counterparts. This Amendment may be executed in one or more facsimile or electronic counterparts, all of which taken together shall constitute one instrument.
     5. References. From and after the date provided above, all references to the Amended Seller Note Securities Purchase Agreement shall be deemed to be references to the Seller Note Securities Purchase Agreement as modified hereby.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of laws principles thereof.
     7. Conflict. In the event of any conflict between the terms of this Amendment and the Seller Note Securities Purchase Agreement, the terms of this Amendment shall govern.
[Signatures follow on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the date hereof.

Alion Science and Technology Corporation	Illinois Institute of Technology

By: /s/ John M. Hughes	By: /s/ Lewis Collens
Name: John M. Hughes	Name: Lewis Collens
Title: Chief Financial Officer	Title: President